FOR IMMEDIATE RELEASE	EXHIBIT 99.1

CDTi Accelerates Development of its Materials Science Platform as it Completes Strategic Review of its Business

Ventura, CA – June 20, 2013-- Clean Diesel Technologies, Inc. (NASDAQ:CDTI) (“CDTi” or the “Company”), a leader in advanced emissions control solutions, announced today that it has conducted a strategic review of its business and determined to pursue aggressive development of its unique materials science platform, which it views as the most likely path to enhance growth and improve shareholder value over the long-term. The strategy is intended to build on recent announcements and initiatives, including the appointment to its Board of Directors of Dr. Lon E. Bell, a noted technologist with significant product commercialization experience, an increased focus on patenting its proprietary, advanced low- and zero-platinum group metal technologies and the implementation of a joint-venture with Pirelli Group to market their combined catalogue of emission control products in Europe. The Company intends to pursue additional licensing and partnership arrangements to accelerate the commercialization of its patented and proprietary materials technology and reduce its need for additional, significant capital expenditures to expand its manufacturing platform.

CDTI’s strategic priorities are:

  Explore strategic options to maximize the value of existing manufacturing assets and business;
  Focus R&D on technology development, patent protection and commercialization of advanced low-platinum group metal (“PGM”) and zero-platinum group metal (“ZPGM”) technologies;
  Aggressively build patent portfolio to maintain and protect technology leadership;
  Develop and qualify emission catalysts for OEMs and partners; and
  Seek customers or partners for core emissions control technology via licensing, joint-venture or manufacturing agreements.

This strategy builds on CDTi’s core competencies, including its world-class materials science platform, unique rapid prototyping, and proven and scalable manufacturing capabilities.  In addition, CDTi’s experience serving a multitude of OEM customers for many years, such as Honda, Ford, GM and Renault, provides a strong foundation to introduce a potentially disruptive emissions catalyst to this large and growing market.

“CDTi was the pioneer in the creation of advanced low-PGM catalysts and has been successful in validating its production process and proven to be a reliable supplier to multiple OEM customers. Our strategic direction is firmly rooted in this foundation and is designed to significantly improve CDTi’s opportunity to be a provider of state-of-the-art emission solutions at significantly lower costs than the competition.We believe this strategy will take us in the direction in which the emissions control market itself is moving and position us well to capitalize on developing new opportunities and exploring applications in new end markets.  We are moving aggressively to implement our strategies and while full traction will take time to develop, we believe that our success will ultimately result in profitable, sustained growth and improved value for our shareholders,”said Craig Breese, President and CEO of CDTi.

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CDTi * 4567 Telephone Road, Suite 100 * Ventura CA 93003 * 805-639-9458

www.cdti.com

 The Company has posted its current Investor Presentation on its website at http://investor.cdti.com/events.cfm.

About CDTi

CDTi is a vertically integrated global manufacturer and distributor of emissions control systems and products, focused on the heavy duty diesel and light duty vehicle markets. CDTi utilizes its proprietary patented Mixed Phase Catalyst (MPC®) technology, as well as its ARIS® selective catalytic reduction, Platinum Plus® fuel-borne catalyst, and other technologies to provide high-value sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road engine applications. CDTi is headquartered in Ventura, California and currently has operations in the U.S., Canada, France, Japan and Sweden. For more information, please visit www.cdti.com.

Forward-Looking Statements Safe Harbor

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  Any statements contained herein that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative.  Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk.  In this document, the Company includes forward looking statements regarding the potential value enhancement from strategic priorities, and there can  be no assurance these priorities will be implemented or succeed.   In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s estimates only as of the date such statements are and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

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Contact Information:

Kevin M. McGrath

Cameron Associates, Inc.

Tel:  +1 (212) 245-4577

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CDTi * 4567 Telephone Road, Suite 100 * Ventura CA 93003 * 805-639-9458

www.cdti.com